SIXTH AMENDMENT

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (“Amendment”) is made as of 11th March, 2022, by and among the undersigned trusts on behalf of the series listed at Appendix A (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”)

BACKGROUND:

A.

Certain of the Funds and BNY Mellon are parties to a Transfer Agency and Service Agreement dated as of January 18, 2019, as amended (the “Agreement”), relating to BNY Mellon’s provision of services to certain of the Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made part of this Amendment.

TERMS:

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1.	Appendix A to the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

2.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Steve Duncan
Name:	Steve Duncan
Title:	Relationship Manager

COLUMBIA ETF TRUST I

By:	/s/ Marybeth Pilat
Name:	Marybeth Pilat
Title:	Treasurer

COLUMBIA ETF TRUST II

By:	/s/ Marybeth Pilat
Name:	Marybeth Pilat
Title:	Treasurer

APPENDIX A

(as of 11th March, 2022)

Columbia ETF Trust I

Columbia Diversified Fixed Income Allocation ETF: DIAL

Columbia Multi-Sector Municipal Income ETF: MUST

Columbia Sustainable International Equity Income ETF: ESGN

Columbia Sustainable U.S. Equity Income ETF: ESGS

Columbia Research Enhanced Core ETF: RECS

Columbia Research Enhanced Value ETF: REVS

Columbia Short Duration Bond ETF: SBND

Columbia Seligman Semiconductor and Technology ETF: SEMI

Columbia ETF Trust II

Columbia EM Core ex-China ETF: XCEM

Columbia Emerging Markets Consumer ETF: ECON

Columbia India Consumer ETF: INCO